Exhibit 4.1

3723 COMMON STOCK INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA PINNACLE BANKSHARES CORPORATION ALTAVISTA, VIRGINIA CUSIP 72345E 10 2 SEE REVERSE FORCERTAIN DEFINITIONS This certifies that SPECIMEN is the owner of FULLY PAID AND NON-ASEESSABLE COMMON SHARES, $3.00 PAR VALUE OF PINNACLE CORPORATION Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are and shall be subject to the laws of the Commonwealth of Virginia and to the Articles of Incorporation and the Bylaws of the Corporation as now in effect or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: Secretary, Treasurer and Chief Financial Officer President and Chief Executive Officer COUNTERSIGNED AND REGISTEREDD: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE

PINNACLE BANKSHARES CORPORATION The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common TEN ENT—as tenants by the entireties JT TEN OR JT TEN WROS – as joint tenants with right of survivorship and not as tenants in common UBIF GIFT MIN ACT – Cust Custodian Minor under Uniform Gifts to Minors Act State Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (Please print or typewrite name and address of Assignee) ‘Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises. Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever. Signatures Guaranteed: BY: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.